UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2024

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 27, 2024, Esperion Therapeutics, Inc. (the “Company”) entered into a Royalty Purchase Agreement (the “Purchase Agreement”) with OCM IP Healthcare Portfolio LP, a limited partnership formed under the laws of the Province of Ontario, Canada (the “Purchaser”). Pursuant to the Purchase Agreement, the Company sold to the Purchaser, and the Purchaser purchased for US$304,656,180, a portion of the royalties payable on net sales of Bempedoic Acid (as defined in the License and Collaboration Agreement) and any other Licensed Products (as defined in the License and Collaboration Agreement) in the DSE Territory (as defined in the License and Collaboration Agreement) pursuant to the License and Collaboration Agreement dated January 2, 2019, between Daiichi Sankyo Europe GMBH and the Company, as amended (the “License and Collaboration Agreement” and such royalties being the “Royalty Interests”).

The Purchaser acquired 100% of the Royalty Interests until such time as the Purchaser has received an aggregate amount equal to 1.700x of the Purchase Price (equivalent to US$517,915,506). Following receipt of such amount, 100% of all Royalty Interests will revert to the Company. The Purchase Agreement contains other customary terms and conditions, including representations and warranties, covenants and indemnification obligations in favor of each party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

On June 27, 2024, the Company repurchased Revenue Interests outstanding under the Revenue Interest Purchase Agreement (the “RIPA”), dated effective as of June 26, 2019, as amended, by and among the Company, the purchasers party thereto (the “Purchasers”), and Eiger III SA LLC, as the collateral agent and administrative agent (the “Purchaser Agent”), and satisfied all other Obligations (as defined in the RIPA) owed to the Purchasers and the Purchaser Agent by paying to the Purchaser Agent, for the benefit of the Purchasers, a payment in cash of US$343,750,000.00 (the “Repurchase Consideration”). Following the payment of the Repurchase Consideration, (a) all Revenue Interests were deemed to have been repurchased and all Obligations, debts and liabilities of the Company under the RIPA and the Transaction Documents (as defined in the RIPA) were deemed to have been paid and satisfied in full, and automatically released, discharged and terminated, and the RIPA and all other Transaction Documents automatically terminated, and all Liens, security interests and pledges in favor of, granted to or held by the Purchaser Agent to secure the Obligations under the Transaction Documents were automatically terminated and released.

Item 1.02	Termination of a Material Definitive Agreement.
The information about the repayment of Obligations under the RIPA contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02. In conjunction with the repayment of such Obligations, the RIPA automatically terminated.

Item 8.01	Other Events.
The full text of the press release announcing the Company’s entry into the Purchase Agreement and the repayment of Obligations under the RIPA is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 28, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer